EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference of our report dated April 17, 2001 with respect to the consolidated financial statements of Hadron, Inc. included in the Annual Report on Form 10-K for the transition period ended December 31, 2000, in the following Registration Statements:


1.  Registration Statement Number 333-37059 (Hadron, Inc. 1994 Stock Option
    Plan) on Form S-8
2. Registration Statement Number 333-42035 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8
3.  Registration Statement Number 333-96297 (Hadron, Inc. 1994 Stock Option
    Plan) on Form S-8
4. Registration Statement Number 333-96299 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8
5. Registration Statement Number 333-60440 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8
6.  Registration Statement Number 333-60442 (Hadron, Inc. 2000 Stock Option
    Plan) on Form S-8



                                             /s/ Ernst & Young LLP


McLean, Virginia
May 8, 2001